Exhibit 10.17

JAMBA JUICE COMPANY

2001 EQUITY INCENTIVE PLAN

1.	PURPOSES.

The purpose of the Plan is to promote the interests of Jamba Juice Company, a California corporation (the “Company”) and its shareholders by enabling the Company to offer eligible recipients an opportunity to acquire an equity interest in the Company so as to better attract, retain and reward employees, directors and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between such recipients and the Company’s shareholders by providing the recipients with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2.	DEFINITIONS.

For purposes of this Plan, the following terms shall have the meanings set forth below.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Company” is defined in Section 1 above.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service (as defined below) with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act (as defined below), as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means (i) before the Listing Date (as defined below), the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii) Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(o) “Incentive Stock Option” means an Option (as defined below) intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(a) of the California Corporate Securities Law of 1968.

(q) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Officer” means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and an Optionholder (as defined below) evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(v) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than, benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(x) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(y) “Plan” means this Jamba Juice Company 2001 Equity Incentive Plan.

(z) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(cc) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Committee. One or more Committees appointed by the Board shall administer the Plan. The Board shall designate one of the members of each Committee as the chairperson of such Committee. The term “Committee” shall apply to any person or persons to who such authority has been delegated. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of each Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board also may at any time terminate the functions of any Committee and reassume all powers and authority previously delegated to such Committee. After the Listing Date, a Committee may consist of (i) solely of two or more Outside Directors in accordance with Section 162(m) of the Code and/or (ii) solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(b) Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include: (i) selecting persons who are to receive Stock Awards under the Plan; (ii) determining the type, number, vesting and exercise requirements and other features and conditions of such awards; (iii) interpreting the Plan; and (iv) making all other decisions relating to the operation of the Plan. The Committee may adopt such rules and guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Indemnification. Each member of a Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement or stock purchase agreement and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 886,342 shares of Common Stock plus a quarterly increase to be added on the first day of each calendar quarter beginning in 2002 equal to the total number of shares of Common Stock underlying all option grants made under the Company’s Amended and Restated 1994 Stock Incentive Plan that expire or terminate for any reason without having been exercised during the immediately preceding calendar quarter; provided, however, that in no event shall the total number of shares of Common Stock reserved and available for grant and issuance pursuant to this Plan exceed 7,600,000 shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

(c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise.

(d) Share Reserve Limitation. Prior to the Listing Date, at no time shall the total number of shares issuable upon exercise of all outstanding Options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of the Company which are outstanding at the time the calculation is made.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than nine hundred thousand (900,000) shares of the Common Stock during any calendar year. This subsection 5(b) shall not apply prior to the Listing Date and, following the Listing Date, this subsection 5(b) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years (five (5) years for Ten Percent Shareholders) from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent Shareholders) of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option granted prior to the Listing Date shall be not less than eighty-five percent (85%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent Shareholders) of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option granted after the Listing Date shall be such amount as the Committee shall determine and designate in the Option Agreement; provided, however, that in no case shall the exercise price be less than the minimum required by law, if any.

(d) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by (A) delivery to the Company of other Common Stock, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or (C) in any other form of legal consideration that may be acceptable to the Committee.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option granted prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option granted on or after the Listing Date shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option Agreement provisions governing the minimum number of shares as to which an Option may be exercised.

(h) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing subsection 6(g), Options granted prior to the Listing Date shall provide for vesting of the total number of shares at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment. However, in the case of such Options granted to Officers, Directors or Consultants, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company; for example, the vesting provision of the Option may provide for vesting of less than twenty percent (20%) per year of the total number of shares subject to the Option.

(i) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than thirty (30) days, unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(j) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(k) Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than six (6) months) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(l) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which, for Options granted prior to the Listing Date, shall not be less than six (6) months) or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Subject to the Repurchase Limitation set forth in subsection 10(h), any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n) Right of Repurchase. Subject to the Repurchase Limitation set forth in subsection 10(h), the Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares acquired by the Optionholder pursuant to the exercise of the Option.

(o) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Option holder of the intent to transfer all or any part of the shares exercised pursuant to the Option. Except as expressly provided in this subsection 6(o), such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

(ii) Vesting. Subject to the Repurchase Limitation set forth in subsection 10(h), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

(iii) Termination of Participant’s Continuous Service. Subject to the Repurchase Limitation set forth in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. For a stock bonus award made before the Listing Date, rights to acquire shares under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a stock bonus award made on or after the Listing Date, rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Committee shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Committee shall determine and designate in such restricted stock purchase agreement. For restricted stock awards made prior to the Listing Date, the purchase price shall not be less than eighty-five percent (85%) (one hundred ten percent (110%) for Ten Percent Shareholders) of the stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated. For restricted stock awards made on or after the Listing Date, the purchase price shall be such amount as the Committee shall determine and designate in the restricted stock purchase agreement; provided, however, that in no case shall the purchase price be less than the minimum required by law, if any.

(ii) Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (A) in cash at the time of purchase; (B) at the discretion of the Committee, according to a deferred payment or other arrangement with the Participant; or (C) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Vesting. Subject to the Repurchase Limitation set forth in subsection 10(h), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

(iv) Termination of Participant’s Continuous Service. Subject to the Repurchase Limitation set forth in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. For a restricted stock award made before the Listing Date, rights to acquire shares under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a restricted stock award made on or after the Listing Date, rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Committee shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; of (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

(g) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This subsection 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(h) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations, any repurchase option contained in a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares upon termination of employment at not less than the Fair Market Value of the shares to be purchased on the date of termination of Continuous Service, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of Continuous Service (or in the case of shares issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (B) the right terminates when the shares become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares upon termination of Continuous Service at the original purchase price, then (i) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of Continuous Service (or in the case of shares issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(i) Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control—Dissolution or Liquidation. In, the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 11(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board shall have the right, but not the obligation, to accelerate the vesting or termination of restriction, limitation or repurchase rights applicable to such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised), and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(d) Change in Control-Securities Acquisition. After the Listing Date, in the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board shall have the right, but not the obligation, to accelerate the vesting or termination of restriction, limitation or repurchase rights applicable to such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised).

12.	DURATION AND AMENDMENTS.

(a) Term of Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Stock Awards already made shall be null and void, and no additional Stock Awards shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to subsection (b) below.

(b) Right to Amend or Terminate Plan. The Board may amend or terminate the Plan at any time. Rights under any Stock Award granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment without the Participant’s consent.

(c) Effect of Amendment or Termination. No Common Stock shall be issued or sold under the Plan after the termination thereof, except upon the exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Common Stock previously issued or Option previously granted under the Plan.